                                                                 EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           AND COMMON SHARE EQUIVALENT
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                  12 Weeks Ended
                                                               ------------------------------------------------
                                                                   September 6, 1997        September 7, 1996
                                                               ----------------------    ----------------------
                                                                 Fully                     Fully
                                                                Diluted      Primary      Diluted      Primary
                                                               ---------    ---------    ---------    ---------
Income before extraordinary loss                               $   150.0    $   150.0    $   105.9    $   105.9
Extraordinary loss                                                 (59.9)       (59.9)          --           --
                                                               ---------    ---------    ---------    ---------
Net income                                                     $    90.1    $    90.1    $   105.9    $   105.9
                                                               ---------    ---------    ---------    ---------


Weighted average common shares outstanding                         233.7        233.7        218.1        218.1
Common share equivalents                                            17.7         17.7         22.4         22.2
                                                               ---------    ---------    ---------    ---------
Weighted average common shares and common
    share equivalents                                              251.4        251.4        240.5        240.3
                                                               ---------    ---------    ---------    ---------

Earnings per common share and common share equivalent:

           Income before extraordinary loss                    $    0.60    $    0.60    $    0.44    $    0.44
           Extraordinary loss                                      (0.24)       (0.24)          --           --
                                                               ---------    ---------    ---------    ---------
           Net income                                          $    0.36    $    0.36   $     0.44   $     0.44
                                                               ---------    ---------    ---------    ---------


Calculation of common share equivalents:

           Options and warrants to purchase common shares           28.9         28.9         33.6         33.6
           Common shares assumed purchased with potential
                 proceeds                                          (11.2)       (11.2)       (11.2)       (11.4)
                                                               ---------    ---------    ---------    ---------
           Common share equivalents                                 17.7         17.7         22.4         22.2
                                                               ---------    ---------    ---------    ---------


Calculation of common shares assumed purchased with potential proceeds:

           Potential proceeds from exercise of options and
                 warrants to purchase common shares            $   581.0    $   581.0    $   425.5    $   404.7
           Common stock price used under the treasury
                 stock method                                  $    51.67   $   51.67    $   37.87    $   35.35
           Common shares assumed purchased with
                 potential proceeds                                 11.2         11.2         11.2         11.4

           (Continued)




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

                         SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    AND COMMON SHARE EQUIVALENT (CONTINUED)
                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                            36 Weeks Ended
                                                                            ------------------------------------------------
                                                                                September 6, 1997        September 7, 1996
                                                                            ---------    ---------    ---------    ---------
                                                                              Fully                     Fully
                                                                              Diluted     Primary      Diluted       Primary
                                                                            ---------    ---------    ---------    ---------
Income before extraordinary loss                                            $   406.6    $   406.6    $   309.0    $   309.0
Extraordinary loss                                                              (64.1)       (64.1)          --           --
                                                                            ---------    ---------    ---------    ---------
Net income                                                                  $   342.5    $   342.5    $   309.0    $   309.0
                                                                            ---------    ---------    ---------    ---------


Weighted average common shares outstanding                                      229.2        229.2        217.0        217.0
Common share equivalents                                                         18.3         18.1         23.1         22.5
                                                                            ---------    ---------    ---------    ---------
Weighted average common shares and common
    share equivalents                                                           247.5        247.3        240.1        239.5
                                                                            ---------    ---------    ---------    ---------

Earnings per common share and common share equivalent:

           Income before extraordinary loss                                 $    1.64    $    1.64    $    1.29    $    1.29
           Extraordinary loss                                                   (0.26)       (0.26)          --           --
                                                                            ---------    ---------    ---------    ---------
           Net income                                                       $    1.38    $    1.38    $    1.29    $    1.29
                                                                            ---------    ---------    ---------    ---------


Calculation of common share equivalents:

           Options and warrants to purchase common shares                        30.1         29.9         34.6         34.6
           Common shares assumed purchased with potential
                 proceeds                                                       (11.8)       (11.8)       (11.5)       (12.1)
                                                                            ---------    ---------    ---------    ---------
           Common share equivalents                                              18.3         18.1         23.1         22.5
                                                                            ---------    ---------    ---------    ---------


Calculation of common shares assumed purchased with potential proceeds:

           Potential proceeds from exercise of options and
                 warrants to purchase common shares                         $   610.8    $   568.2    $   434.1    $   377.5
           Common stock price used under the treasury
                 stock method                                               $   51.44    $   47.98    $   37.80    $   31.32
           Common shares assumed purchased with
                 potential proceeds                                              11.8         11.8         11.5         12.1











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